Exhibit 32.2

Certification of

Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Brian Lukian, Chief Financial Officer and Director of Eastgate Acquisitions Corporation (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Quarterly Report on Form 10-Q/A for the period ended March 31, 2014 (the “Report”) filed with the Securities and Exchange Commission:

·	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

·	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

__/s/ Brian Lukian____________ Brian Lukian Chief Financial Officer and Director (Principal Financial and Accounting Officer) June 12, 2014

A signed copy of this written statement required by Section 906 has been provided to Eastgate Acquisitions Corporation and will be retained by Eastgate Acquisitions Corporation and furnished to the Securities and Exchange Commission or its staff upon request.